Exhibit 99.1

WestRock Investor Presentation June 2017

Forward Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled "WestRock – Building a Paper and Packaging Leader", "Q2 FY17 Land and Development Results", "Synergy and Performance Improvements", "Update on Q3 FY17 Activities – Executing on our Strategy," "Q2 FY17 Consumer Packaging Results," and "Q2 FY17 Quarter Results on Track", that give guidance or estimates for future periods, as well as statements regarding, among other things, that (i) we expect to exceed a run-rate of $800 million in synergy and performance improvements by the end of FY17 and to achieve our $1 billion goal by the end of Q3 FY18; (ii) we expect to close our acquisition of facilities from U.S. Corrugated in June 2017; (iii) we expect to realize synergies of $85 million over a two year period from the acquisition of Multi Packaging Solutions; (iv) we expect to integrate approximately 105K tons of containerboard converted annually by the acquired facilities and another 50K tons under a long-term contracts from the U.S. Corrugated acquisition; (v) our Grupo Gondi joint venture plans to build a state-of-the-art, 350K metric ton, recycled lightweight containerboard mill in Mexico; (vi) we are integrating 250k tons per year from the merger, Carolina branded products and Cenveo integration; (vii) the monetization program is proceeding as planned; (viii) we expect after-tax free cash flow of $150-175 million in fiscal 2017 and $275-300 million overall from monetization of our land and development portfolio; and (ix) we expect FY17 Adjusted Free Cash Flow to be $1.2 billion.

Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include statements such as that the acquisition of facilities from U.S. Corrugated is expected to close in June 2017. With respect to this statement, WestRock has made assumptions regarding, among other things, whether and when the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expires or terminates; whether and when the other conditions to the completion of the acquisition will be satisfied; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2016 and our Form 10-Q for the quarters ended December 31, 2016 and March 31, 2017. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

2 WestRock

3 Disclaimer; Non - GAAP Financial Measures We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the decision. We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non - GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non - GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non - GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non - GAAP financial measures we present may differ from similarly captioned measures presented by other companies. See the Appendix for details about these non - GAAP financial measures, as well as the required reconciliations.

4 WestRock Building a Paper and Packaging Leader 1) Non - GAAP Financial Measure. We believe the most directly comparable GAAP measure is Operating Cash Flow. See Forward Looking Gui dance in Non GAAP Financial Measures in Appendix Comprehensive Portfolio of Paper and Packaging Solutions • Holds #1 or #2 positions in attractive paper and packaging markets • Unmatched breadth of product offerings, capabilities and geographic reach • Differentiated paper and packaging solutions that help our customers win Track Record of Solid Execution • Strong productivity gains with $103 million realized in the second fiscal quarter • Run - rate of $675 million at 3/31/17; expect to exceed $800 million run - rate by end of FY17 and to achieve $1 billion goal by end of Q3 FY18 • Reaffirm $1.2 billion adjusted free cash flow guidance for FY17 (1) Growing Shareholder Value Using Disciplined Capital Allocation • Completed divestiture of Home, Health and Beauty business and realized net proceeds of $1 billion, after taxes and transaction expenses • Completed acquisition of Multi Packaging Solutions on 6/6/17 for $2.3 billion • Announced acquisition of five corrugated converting facilities from U.S. Corrugated for $192 million; expected to close in June 2017 • Acquired Star Pizza, an innovative provider of customized foodservice packaging • Returned $1.4 billion to stockholders since merger through dividends and share repurchases

5 WestRock Overview FY16 Net Sales (1) 45% Consumer Packaging 55% Corrugated Packaging $14.2B North America Latin America Europe Asia 1) Represents trailing twelve months ended September 2016 sales adjusted for separation of Ingevity . 2) Non - GAAP Financial Measure. We believe the most directly comparable GAAP measure is Operating Cash Flow. See Use of Non - GAAP Financial Measures and Reconciliation in Appendix. 3) Source of rankings: Company and market research. Rankings are based on capacity. ~36,000 employees >250 operating and business locations FY16 Financial Metrics (1) Revenue $14,172M Adj. EBITDA $2,270M Capex $797M Adj. free cash flow (2) $1,031M Dividend payout $381M Annual dividend $1.60/ sh Leverage (as of 3/31/17) 2.32x Market - Leading Positions (3) #1 North American Consumer Paperboard #2 North American Folding Carton #1 North American Merchandising Displays #2 Beverage Multi - pack Packaging #2 North American Containerboard #2 North American Corrugated Packaging #2 Brazil Corrugated Packaging Sales by Geography (1)

6 $165 million $580 million $675 million $800+ million $1 billion $255 million $350 million $425 million $500 million Q4 FY15 Q1 FY16 Q2 FY16 Q3 FY16 Q4 FY16 Q1 FY17 Q2 FY17 FY17 Q3 FY18 Synergy and Performance Improvements On track to achieve $1 billion objective by end of Q3 FY18 • Achieved annualized run - rate of $675 million at 3/31 • Estimate annualized run - rate of $800+ million by end of FY17 Q2 FY17 PROGRESS (1) (1) 35% 29% 23% 13% Procurement Capital Investment Ongoing Productivity Corporate & Support $1 billion RUN - RATE AT 3/31/17 THREE YEAR GOAL $675 million 10% 25% 30% 35% Corporate & Support Capital Investment Ongoing Productivity Procurement

7 • Completed acquisition of Multi Packaging Solutions on 6/6/17 • Announced acquisition of five corrugated converting facilities from U.S. Corrugated for $192 million; expected to close in June 2017 • Expect to integrate approximately 105K tons of containerboard converted annually by the acquired facilities and another 50K tons under a long - term contract with a newly created company from the remaining assets of U.S. Corrugated • Purchase price represents an EBITDA multiple of 5 times on a post - synergy basis • Compared to the prior year, WestRock is seeing continued strong container shipments in its North American corrugated container business • April 2017 corrugated container shipments increased more than 6% on an MMSF per day basis and decreased 4% on an absolute basis; April 2017 had 19 shipping days, two less than April 2016 • May 2017 corrugated container shipments increased almost 6% on an MMSF per day basis and 11% on an absolute basis; May 2017 had 22 shipping days, one more than May 2016 • The combined April/May 2017 corrugated container shipments increased 6% on an MMSF per day basis and increased 3.5% on an absolute basis; the combined April/May 2017 period had 41 shipping days, one less than April/May 2016 • Grupo Gondi, one of the leading Mexican companies operating in the paper and packaging industry - minority owned by WestRock (1) , announced plans to build a state - of - the - art, 350K metric ton, recycled lightweight containerboard mill in Mexico Update on Q3 FY17 Activities – Executing on our Strategy 1) At 3/31/2017, we held a 25% ownership interest in Grupo Gondi. During April, Gondi bought back a minority investor’s stake, e ffe ctively increasing our ownership interest to 27%.

8 Capital Expenditures $1,389 million 40% Dividends $680 million 20% Stock Repurchases $756 million 22% M&A $620 million 18% Allocated Capital Since Merger (1) $3.4 billion Disciplined Capital Allocation Strategy Focused on Value Creation at 3/31/17 1) At end of Q2 FY17. Excludes merger - related share repurchases for $668 million. • Annual dividend of $1.60 per share • Increased annual dividend by 6.7% in Nov. 2016 • Q2 FY17: $101 million • Maintenance capital expenditures: 60% • Cost reduction or strategic capital expenditures: 40% • Q2 FY17: $189 million • 15.3 million shares repurchased • 6% of shares outstanding • Q4 FY15: $328 million • FY16: $335 million • FY17 YTD: $93 million • Acquisition of SP Fiber • Acquisition of Cenveo Packaging • JV with Grupo Gondi • Acquisition of Star Pizza • $1.4 billion returned to stockholders in last 7 quarters

Focusing the WestRock Portfolio

JULY 2015
Merged MWV and RockTenn to form WestRock

OCTOBER 2015
Acquired SP Fiber
Containerboard Mills

JANUARY 2016
Acquired Cenveo Packaging
Consumer Packaging

APRIL 2016
Completed joint venture with Grupo Gondi
Corrugated and Consumer Packaging

MAY 2016
Completed separation of Ingevity
Specialty Chemicals

MARCH 2017
Acquired Star Pizza Box
Corrugated Packaging

APRIL 2017
Completed sale of HHB to Silgan

May 2017
Announced intent to acquire U.S. Corrugated
Corrugated Packaging

JUNE 2017
Completed acquisition of MPS
Consumer Packaging

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WestRock

10 WestRock Building a Paper and Packaging Leader A Comprehensive Paper and Packaging Portfolio A Solid Track Record of Execution Disciplined and Balanced Capital Allocation

11 Appendix

Non-GAAP Financial Measures

Credit Agreement EBITDA

"Credit Agreement EBITDA" is calculated in accordance with the definition contained in our Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, loss on extinguishment of debt and financing fees, certain non-cash and cash charges incurred, including goodwill impairment, certain restructuring and other costs, merger / acquisition and integration costs, charges and expenses associated with the write-up of inventory acquired and other items. LTM Credit Agreement EBITDA margin is calculated by dividing LTM Credit Agreement EBITDA by Net Sales adjusted for Trade Sales.

Adjusted Free Cash Flow

Free Cash Flow is defined as Cash Provided by Operating Activities, excluding after-tax cash restructuring costs minus capital expenditures. We believe the most directly comparable GAAP measure is net cash provided by operating activities. Management believes this is an important measure in evaluating our financial performance and measures our ability to generate cash without incurring additional external financings.

Total Funded Debt and Leverage Ratio

"Total Funded Debt" is calculated in accordance with the definition contained in our Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet less the stepped up value of said debt, less non-recourse debt except for Securitization related debt, less trade payables related debt that may be recharacterized as debt, less insurance policy loans to the extent offset by assets of the applicable insurance policies, obligations with the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, less certain cash, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Credit Agreement, as a measure of operating performance and to compare to our target Leverage Ratio of 2.25x – 2.50x. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the "Credit Agreement Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the March 31, 2017 calculation, our Leverage Ratio was 2.32 times. While the Leverage Ratio under the Credit Agreement determines the credit spread on our debt we are not subject to a Leverage Ratio cap. The Credit Agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined in the Credit Agreement.

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WestRock

13 Non - GAAP Financial Measures (cont.) Adjusted Segment EBITDA Margins Our management uses “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. “Adjusted Segment EB ITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales. “Adjuste d S egment EBITDA” is calculated for each segment by adding that segment’s “Adjusted Segment Income” to its Depreciation, Depletion and Amo rtization. Adjusted Earnings Per Diluted Share We also use the non - GAAP measure “adjusted earnings per diluted share,” also referred to as “adjusted earnings per share” or “Ad justed EPS.” Management believes this non - GAAP financial measure provides our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance because it excludes restructuring and other costs, net, and other spe cific items that management believes are not indicative of the ongoing operating results of the business. We and our board of directors use th is information to evaluate our performance relative to other periods. Forward - looking Guidance We are not providing forward - looking guidance for U.S. GAAP reported financial measures or a reconciliation of forward - looking n on - GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to predict with reasonable certaint y t he ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, merger and acq uis ition - related expenses, restructuring expenses, asset impairments, litigation settlements, changes to contingent consideration and certain oth er gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.

Q2 FY17 Quarter Results on Track

Expected to deliver $1.2 billion of adjusted free cash flow[1] in FY17

Corrugated Packaging

Q2 FY17 EBITDA Margin[2]
North America: 15.9%
Brazil: 19.4%

Growth in North America and Brazil corrugated box demand

- Q2 FY17 segment sales of $2,065 million
- Box shipments up +1.1% in Q2 on a per day basis
- Grupo Gondi joint venture sales of $192 million, EBITDA margins [2] of over 20% [3]
- Brazil box shipments up 16.5% yoy vs. industry growth of 5.2%
- Successfully implemented containerboard price increase

Consumer Packaging

Q2 FY17 EBITDA Margin[2]
Consumer: 15.1%

Solid EBITDA margins from merger synergies and productivity benefits

- Q2 FY17 segment sales of $1,555 million
- Q2 FY17 EBITDA margin[2] of 15.1%
- Strong operational execution and realization of productivity benefits
- Shipments of paperboard and converted products were up 0.9%
- Paperboard inventory declined by 69k tons yoy

1) Non-GAAP financial measure. We believe the most directly comparable GAAP measure is Operating Cash Flow. See Use of Non-GAAP Financial Measures and Reconciliation in Appendix.
2) Non-GAAP financial measure. See reconciliation in Appendix.
3) At 3/31/2017, we held a 25% ownership interest in Grupo Gondi. During April, Gondi bought back a minority investor's stake, effectively increasing our ownership interest to 27%.

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WestRock

15 $531 14 28  103 23 $547  (125) (27)  Q2 FY16 Volume Price / Mix Energy/ Materials/ Freight Wage and Other Inflation Productivity Land and Development & Other Q2 FY17 Q2 FY17 WestRock Consolidated Results 1) Non - GAAP Financial Measure. See Non - GAAP Financial Measures and Reconciliations in Appendix. 2) On a GAAP basis, EPS from continuing operations was $0.40 in Q2 FY17 and $0.22 in Q2 FY16. See Non - GAAP Financial Measures and Reconciliations in Appendix. Q2 FY17 Business Highlights: • Adjusted earnings per share of $0.54 (1)(2) • Adjusted free cash flow of $109 million (1) • Significant cost inflation impact • Productivity initiatives contributed $103 million • Leverage of 2.32x, within targeted range • Repurchased 0.5 million shares Financial Performance ($ in millions, except percentages and per share items) Q2 FY17 Q2 FY16 Segment Sales $3,656 $3,493 Adj. Segment Income (1) $296 $273 Adj. Segment EBITDA (1) $547 $531 % Margin (1) 14.9% 15.2% Adjusted Earnings from Continuing Operations per Diluted Share (1) $0.54 (2) $0.55 (2) Adjusted Free Cash Flow (1) $109 $81 Adjusted Segment EBITDA (1) ($ in millions)

Q2 FY17 Corrugated Packaging Results

Financial Performance

($ in millions, except percentages)	Q2 FY17	Q2 FY16
Segment Sales	$2,065	$1,933
Adj. Segment Income (1)	$160	$175
Adj. Segment EBITDA (1)	$305	$316
% Margin (1)	15.3%	16.9%
North America EBITDA Margin (1)	15.9%	17.5%
Brazil EBITDA Margin (1)	19.4%	23.0%

Foreign exchange translation impact to Q2 FY17 sales and segment income is +$25 million and +$3 million, respectively.

Adjusted Segment EBITDA (1) ($ in millions)



$316
27
27
(91)
(14)
36
4
$305
Q2 FY16
Volume
Price / Mix
Energy/ Materials/ Freight
Wage and Other Inflation
Productivity
FX & Other
Q2 FY17

North America:

- Box shipments up +1.1% yoy on a per day basis
- Successfully implementing domestic and export containerboard price increases, partially offset by prior year index price reductions
- Strong supply and demand fundamentals; 78K tons of maintenance downtime and no containerboard economic downtime
- Reduced inventory by 148k tons yoy

Grupo Gondi (Unconsolidated Joint Venture) (2):

- JV sales of $192 million; EBITDA margins of over 20%
- WestRock supplied 64K tons of containerboard to Gondi

Brazil:

- Box shipments up 16.5% yoy vs. industry growth of 5.2%
- 270 bps unfavorable margin impact of $2.8 million in legal reserves

Segment EBITDA Key Bridge Variances:

- Volume: N.A. shipments up 76K tons yoy
- Price / Mix: Price increase implementation on track, with price increase offsetting last year's pricing declines; executing further on export price increases
- E/M/F: Increases in recycled fiber, chemicals, and natural gas, partially offset by lower virgin fiber prices
- Productivity: Realizing benefits from mill footprint optimization, process improvements and purchasing initiatives

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in Appendix.
2) At 3/31/2017, we held a 25% ownership interest in Grupo Gondi. During April, Gondi bought back a minority investor's stake, effectively increasing our ownership interest to 27%.

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WestRock

Q2 FY17 Consumer Packaging Results

Financial Performance ($ in millions, except percentages)	Q2 FY17	Q2 FY16
Segment Sales	$1,555	$1,588
Adj. Segment Income (1)	$119	$102
Adj. Segment EBITDA (1)	$235	$224
% Margin (1)	15.1%	14.1%

Foreign exchange translation impact to Q2 FY17 sales and segment income is $(1) million and $(1) million, respectively.

Adjusted Segment EBITDA (1) ($ in millions)



$224
(7)
(1)
(34)
(16)
72
(3)
$235
Q2 FY16
Volume
Price / Mix
Energy/ Materials/ Freight
Wage and Other Inflation
Productivity
Other
Q2 FY17

Segment Highlights:

- Adjusted Segment EBITDA margin favorable 100 bps yoy [1]
- Shipments of paperboard and converted products were up 0.9% driven by growth in foodservice, liquid packaging and modest gains in folding cartons offset by weaker beverage volumes
- Prices reflected flow through of previously published paperboard price decreases
- Strong operational execution and realization of productivity benefits
- Profitability improvements in Beverage and Displays
- Paperboard inventory declined by 69k tons yoy

Segment EBITDA Key Bridge Variances:

- Volume: Lower pulp sales and stable converted product shipments partially offset by higher paperboard shipments
- Price / Mix: Prior year PPW index price reductions partially offset by favorable mix
- E/M/F: Increases in recycled fiber, chemicals and energy, partially offset by lower virgin fiber prices
- Productivity: Strong synergy and productivity improvements from internalizing SBS volume, procurement savings and operations productivity
  - Integrating 250k tons per year from merger, Carolina branded products and Cenveo integration

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in Appendix.

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WestRock

18 Business Performance Highlights: ▪ Segment income excludes a $43 million impairment charge on certain projects in connection with accelerated monetization activity; we still expect a positive return on the portfolio over book value ▪ Nexton sale for $90 million closed in the quarter Update on Accelerated Monetization Activity: ▪ The monetization program is proceeding as planned ▪ Reaffirm after - tax free cash flow to WestRock of $275 to $300 million ▪ Now expect approximately $150 to $175 million of after - tax free cash flow in fiscal 2017 Q2 FY17 Land and Development Results Financial Performance ($ in millions) Q2 FY17 Q2 FY16 Segment Sales $100 $19 Segment Income $18 ($4)

19 Q2 FY17 Adjusted Earnings Per Share Reconciliation 1) Net of $6.4 million of noncontrolling interest in Q2 FY17 2) Q2 FY17 had no discontinued operations ($ in millions, except per share data) Q2 FY17 Net Income attributable to common stockholders 103.1$ HH&B – impact of held for sale accounting, net of income tax expense of $2.3 (7.8) Land and Development operating results, net of income tax expense of $7.2 (11.0) Land and Development impairment, net of income tax benefit of $14.4 (1) 21.9 Pension lump sum settlement, net of income tax benefit of $11.0 17.7 Restructuring and other items, net of income tax benefit of $11.4 12.0 Loss on contribution of subsidiary, net of income tax benefit of $0.6 1.1 Acquisition inventory step-up, net of income tax benefit of $0.2 0.3 Adjusted net income 137.3$ Earnings per diluted share (2) 0.40$ HH&B – impact of held for sale accounting (0.03) Land and Development operating results (0.04) Land and Development impairment 0.09 Pension lump sum settlement 0.07 Restructuring and other items 0.05 Loss on contribution of subsidiary - Acquisition inventory step-up - Adjusted earnings per diluted share (2) 0.54$

20 Q2 FY16 Adjusted Earnings Per Share Reconciliation ($ in millions, except per share data) Q2 FY16 Net Income attributable to common stockholders 56.9$ Less: Income from discontinued operations, net of income tax expense of $5.9 (1.4) Less: Net income attributable to noncontrolling interests 2.9 Income from continuing operations 58.4$ Land and Development operating results, net of income tax benefit of $1.3 1.9 Restructuring and other items from continuing operations, net of income tax benefit of $33.1 81.5 Acquisition inventory step-up from continuing operations, net of income tax benefit of $0.5 1.3 Less: Net income attributable to noncontrolling interests from continued operations (1.3) Adjusted income from continuing operations 141.8$ Earnings per diluted share / Earnings per share from continuing operations 0.22$ Land and Development impairment 0.01 Restructuring and other items from continuing operations 0.31 Acquisition inventory step-up from continuing operations 0.01 Adjusted earnings from continuing operations per diluted share 0.55$

21 Q2 FY17 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin Q2 FY17 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment Net Sales 2,065.0$ 1,554.6$ 100.0$ (63.3)$ 3,656.3$ Less: Trade Sales (72.0) - - - (72.0) Adjusted Segment Sales 1,993.0$ 1,554.6$ 100.0$ (63.3)$ 3,584.3$ Segment Income 159.5$ 118.8$ 17.5$ -$ 295.8$ Non-allocated Expenses - - - (12.6) (12.6) Depreciation and Amortization 145.3 116.3 0.2 2.1 263.9 Less: Deferred Financing Costs - - - (1.1) (1.1) Segment EBITDA 304.8 235.1 17.7 (11.6) 546.0 Plus: Inventory Step-up 0.5 - - - 0.5 Adjusted Segment EBITDA 305.3$ 235.1$ 17.7$ (11.6)$ 546.5$ Segment EBITDA Margins 14.8% 15.1% Adjusted Segment EBITDA Margins 15.3% 15.1%

22 Q2 FY16 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin Q2 FY16 ($ in millions, except percentages) Corrugated Packaging Consumer Packaging Land and Development Corporate / Eliminations Consolidated Segment Net Sales 1,932.8$ 1,588.4$ 18.7$ (47.2)$ 3,492.7$ Less: Trade Sales (67.4) - - - (67.4) Adjusted Segment Sales 1,865.4$ 1,588.4$ 18.7$ (47.2)$ 3,425.3$ Segment Income (Loss) 175.0$ 99.7$ (4.0)$ -$ 270.7$ Non-allocated Expenses - - - (9.2) (9.2) Depreciation and Amortization 140.8 122.6 0.2 4.7 268.3 Less: Deferred Financing Costs - - - (1.1) (1.1) Segment EBITDA 315.8 222.3 (3.8) (5.6) 528.7 Plus: Inventory Step-up - 1.8 - - 1.8 Adjusted Segment EBITDA 315.8$ 224.1$ (3.8)$ (5.6)$ 530.5$ Segment EBITDA Margins 16.3% 14.0% Adjusted Segment EBITDA Margins 16.9% 14.1%

23 Corrugated Packaging EBITDA Margins ($ in millions, except percentages) North America Brazil Other Corrugated Packaging Segment Net Sales 1,807.3$ 104.7$ 153.0$ 2,065.0$ Less: Trade Sales (72.0) - - (72.0) Adjusted Segment Sales 1,735.3$ 104.7$ 153.0$ 1,993.0$ Segment Income 146.7$ 5.8$ 7.0$ 159.5$ Depreciation and Amortization 128.2 14.5 2.6 145.3 Segment EBITDA 274.9 20.3 9.6 304.8 Plus: Inventory Step-up 0.5 - - 0.5 Adjusted Segment EBITDA 275.4$ 20.3$ 9.6$ 305.3$ Segment EBITDA Margins 15.2% 19.4% 14.8% Adjusted Segment EBITDA Margins 15.9% 19.4% 15.3% ($ in millions, except percentages) North America Brazil Other Corrugated Packaging Segment Net Sales 1,740.9$ 80.8$ 111.1$ 1,932.8$ Less: Trade Sales (67.4) - - (67.4) Adjusted Segment Sales 1,673.5$ 80.8$ 111.1$ 1,865.4$ Segment Income 166.3$ 6.6$ 2.1$ 175.0$ Depreciation and Amortization 126.0 12.0 2.8 140.8 Segment EBITDA 292.3 18.6 4.9 315.8 Plus: Inventory Step-up - - - - Adjusted Segment EBITDA 292.3$ 18.6$ 4.9$ 315.8$ Segment EBITDA Margins 16.8% 23.0% 16.3% Adjusted Segment EBITDA Margins 17.5% 23.0% 16.9% Q2 FY17 Q2 FY16

Q2 FY17 Packaging Shipments Results (1)

Corrugated Packaging		FY15				FY16				FY17	
North America Corrugated	**Unit**	**Q1**	**Q2**	**Q3**	**Q4**	**Q1**	**Q2**	**Q3**	**Q4**	**Q1**	**Q2**
External Box, Containerboard & Kraft Paper Shipments	Thousands of tons	1,908.2	1,877.1	1,953.0	1,934.0	1,940.6	1,969.2	2,019.8	2,063.5	1,951.8	2,049.5
Newsprint Shipments	Thousands of tons	-	-	-	-	26.0	-	-	-	-	-
Pulp Shipments	Thousands of tons	87.6	59.6	79.6	84.0	80.1	71.1	94.3	89.7	80.1	66.6
Total North American Corrugated Packaging Shipments	Thousands of tons	1,995.8	1,936.7	2,032.6	2,018.0	2,046.7	2,040.3	2,114.1	2,153.2	2,031.9	2,116.1
Corrugated Container Shipments (2)	Billions of square feet	18.2	18.1	18.8	18.7	18.7	18.2	18.6	18.9	18.8	18.7
Corrugated Container Shipments per Shipping Day (2)	Millions of square feet	297.7	292.6	298.7	292.6	306.3	288.6	291.4	294.5	312.9	291.9
Corrugated Packaging Maintenance Downtime	Thousands of tons	68.5	79.6	104.1	3.1	119.9	68.1	60.5	32.2	115.4	77.8
Corrugated Packaging Economic Downtime	Thousands of tons	53.1	24.5	29.5	83.9	144.0	30.1	71.7	-	0.1	-
Brazil and India											
Corrugated Packaging Shipments	Thousands of tons	166.5	168.2	175.1	171.4	180.2	173.5	166.8	164.8	151.0	171.0
Corrugated Container Shipments	Billions of square feet	1.4	1.4	1.5	1.4	1.5	1.3	1.4	1.6	1.5	1.6
Corrugated Container Shipments per Shipping Day	Millions of square feet	18.7	20.4	19.9	18.1	19.2	18.1	18.7	19.8	20.4	20.2
Total Corrugated Packaging Segment Shipments (3)	Thousands of tons	2,162.3	2,104.9	2,207.7	2,189.4	2,226.9	2,213.8	2,280.9	2,318.0	2,182.9	2,287.1
Consumer Packaging											
WestRock											
Consumer Packaging Paperboard and Converting Shipments	Thousands of tons	871.0	875.4	955.3	955.1	876.0	898.3	911.0	929.9	879.0	906.8
Pulp Shipments	Thousands of tons	68.3	45.6	60.7	88.8	73.3	76.1	75.3	68.8	37.5	40.2
Total Consumer Packaging Segment Shipments	Thousands of tons	939.3	921.0	1,016.0	1,043.9	949.3	974.4	986.3	998.7	916.5	947.0
Consumer Packaging Converting Shipments	Billions of square feet	8.6	8.6	9.2	9.2	8.8	9.0	9.5	9.4	9.0	8.9

1) Combined RKT and MWV shipments for Q1 FY15 to Q3 FY15.
2) Recast to exclude box plants contributed to Grupo Gondi prior to Q3 FY16.
3) Combined North America, Brazil and India shipments.

24

WestRock

25 Q2 FY17 LTM Credit Agreement EBITDA 1) Additional Permitted Charges includes among other items, $192 million of restructuring and other costs and $4 million pre - tax ex pense for inventory stepped - up in purchase accounting. ($ in millions) Q2 FY17 LTM Income from Continuing Operations 242.7$ Interest Expense, Net 182.8 Income Taxes 77.6 Depreciation, Depletion and Amortization 1,088.5 Additional Permitted Charges (1) 700.5 LTM Credit Agreement EBITDA 2,292.1$

26 Q2 FY17 Total Debt, Funded Debt and Leverage Ratio ($ in millions, except ratios) Q2 FY17 Current Portion of Debt 214.2$ Long-Term Debt Due After One Year 5,459.5 Total Debt 5,673.7 Less: Unamortized Debt Stepped-up to Fair Value in Purchase and Deferred Financing Costs (288.4) Plus: Letters of Credit, Guarantees and Other Adjustments (73.4) Total Funded Debt 5,311.9$ LTM Credit Agreement EBITDA 2,292.1$ Leverage Ratio 2.32x

27 Adjusted Free Cash Flow ($ in millions) Q2 FY17 Q2 FY16 Net Cash Provided by Operating Activities 299.7$ 252.2$ Less: Capital Expenditures (189.2) (214.6) Free Cash Flow 110.5 37.6 Plus: Cash Restructuring and other costs, net of income tax expense (benefit) of $0.9 and ($20.0) (1.9) 43.7 Adjusted Free Cash Flow 108.6$ 81.3$

28 84% USD 7% CAD 3% EUR 3% BRL 3% Other Key Commodity Annual Consumption Volumes and FX by Currency Commodity Category Volume Recycled Fiber (tons millions) 4.9 Wood (tons millions) 31 Natural Gas (cubic feet billions) 67 Diesel (gallons millions) 87 Electricity (kwh billions) 4.7 Polyethylene (lbs millions) 35 Caustic Soda (tons thousands) 199 Starch (lbs millions) 523 Annual Consumption Volumes FX By Currency in Q2 FY17 Sensitivity Analysis Category Increase in Spot Price Annual EPS Impact Recycled Fiber (tons millions) +$10.00 / ton ($0.10) Natural Gas (cubic feet billions) +$0.25 / MMBTU ($0.04) FX Translation Impact +10% USD Appreciation ($0.06 - $0.07) Revenue by Transaction Currency